As filed with the Securities and Exchange Commission on November 10, 2016

Registration No. 333-213781

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Höegh LNG Partners LP

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	98-1182326
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

Wessex House, 5th Floor, 45 Reid Street, Hamilton, HM 12 Bermuda, +441-295-6815

(Address and telephone number of Registrant’s principal executive offices)

Watson Farley & Williams LLP
Attention: Daniel C. Rodgers
250 West 55th Street
New York, NY 10019
(212) 922-2200
(Name, address, and telephone number of agent for service)

Copies to:
Catherine S. Gallagher
Adorys Velazquez
Vinson & Elkins L.L.P.
2200 Pennsylvania Avenue NW
Suite 500 West
Washington, DC 20037
Tel (202) 639-6500
Fax (202) 639-6604

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

Explanatory Note

Höegh LNG Partners LP is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form F-3 (File No. 333-213781) (the “Registration Statement”) as an exhibit-only filing for the sole purpose of providing a revised Exhibit 5.1 and a revised Exhibit 5.2. This Amendment does not amend the prospectus previously filed as part of the Registration Statement. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement, the Exhibit Index and the filed exhibits. The prospectus previously filed as part of the Registration Statement is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Höegh LNG Partners LP is a Marshall Islands limited partnership. Under the Marshall Islands Limited Partnership Act, a partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to any standards and restrictions contained in the partnership agreement. Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

(1)	our general partner;

(2)	any departing general partner;

(3)	any person who is or was an affiliate of our general partner or any departing general partner;

(4)	any person who is or was a member, partner, director, officer, fiduciary or trustee of any entity described in (1), (2) or (3) above;

(5)	any person who is or was serving as an officer, director, member, partner, fiduciary or trustee of another person at the request of any entity described in (1), (2) or (3) above;

(6)	any person designated by our board of directors;

(7)	the members of our board of directors; and

(8)	any of our officers.

Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement. We currently maintain directors’ and officers’ insurance for our directors and officers.

Item 9.	Exhibits.

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1	Certificate of Limited Partnership of Höegh LNG Partners LP (incorporated by reference to Exhibit 3.1 to the registrant’s Form F-1 Registration Statement (333-197228), filed on July 3, 2014)
3.2	First Amended and Restated Agreement of Limited Partnership of Höegh LNG Partners LP (incorporated by reference to Exhibit 1.2 to the registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2014, filed on April 24, 2015)
4.1**	Form of Senior Indenture
4.2**	Form of Subordinated Indenture
4.3*	Form of Debt Securities
4.4*	Form of Warrant Certificate
4.5*	Form of Warrant Agreement
4.6*	Form of Option Agreement

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Exhibit Number	Description
4.7*	Form of Rights Agreement
5.1	Opinion of Watson Farley & Williams LLP as to the legality of the primary equity securities being registered and the selling unitholder common units being registered
5.2	Opinion of Vinson & Elkins L.L.P. as to the validity of the debt securities, options, warrants and rights being registered
8.1**	Opinion of Vinson & Elkins L.L.P. relating to tax matters
8.2**	Opinion of Watson Farley & Williams LLP relating to tax matters
8.3**	Opinion of Advokatfirmaet Thommessen AS relating to tax matters
12.1**	Ratio of earnings to fixed charges
23.1	Consent of Ernst & Young AS
23.2	Consent of Watson Farley & Williams LLP (contained in Exhibits 5.1 and 8.2)
23.3	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.2 and 8.1)
23.4	Consent of Advokatfirmaet Thommessen AS (contained in Exhibit 8.3)
24.1	Power of Attorney (included in signature page to initial filing of this Registration Statement)
25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the Senior Indenture
25.2***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the Subordinated Indenture

*	To be filed by amendment or as an exhibit to a Report on Form 6-K of the registrant that is incorporated by reference into this registration statement.
**	Previously filed as an exhibit to our Registration Statement on Form F-3 (File No. 333-213781), filed with the SEC on September 26, 2016.
***	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

Item 10.	Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

a.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

b.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

c.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.

5.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

a.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

b.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1) (i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

6.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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7.	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8.	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

9.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Amendment No. 1 to the registration statement on Form F-3 (File No. 333-213781) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 10th day of November, 2016.

HÖEGH LNG PARTNERS LP

By:	/s/ Richard Tyrrell
Name:	Richard Tyrrell
Title:	Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Richard Tyrrell	Chief Executive Officer and Chief Financial Officer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	November 10, 2016
Richard Tyrrell

*
Sveinung Støhle	Director and Chairman	November 10, 2016

*
Steffen Føreid	Director	November 10, 2016

*
Claiborne Harris	Director	November 10, 2016

*
Morten W. Høegh	Director	November 10, 2016

*
Andrew Jamieson	Director	November 10, 2016

*
Robert Shaw	Director	November 10, 2016

*
David Spivak	Director	November 10, 2016

*	By: /s/ Richard Tyrrell
Name: Richard Tyrrell
Title: Attorney-in-fact

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SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of Höegh LNG Partners LP in the United States, has signed this registration statement in the City of Newark, State of Delaware, on the 10th day of November, 2016.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director
Authorized Representative in the United States

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EXHIBIT INDEX

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
3.1	Certificate of Limited Partnership of Höegh LNG Partners LP (incorporated by reference to Exhibit 3.1 to the registrant’s Form F-1 Registration Statement (333-197228), filed on July 3, 2014)
3.2	First Amended and Restated Agreement of Limited Partnership of Höegh LNG Partners LP (incorporated by reference to Exhibit 1.2 to the registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2014, filed on April 24, 2015)
4.1**	Form of Senior Indenture
4.2**	Form of Subordinated Indenture
4.3*	Form of Debt Securities
4.4*	Form of Warrant Certificate
4.5*	Form of Warrant Agreement
4.6*	Form of Option Agreement

4.7*	Form of Rights Agreement
5.1	Opinion of Watson Farley & Williams LLP as to the legality of the primary equity securities being registered and the selling unitholder common units being registered
5.2	Opinion of Vinson & Elkins L.L.P. as to the validity of the debt securities, options, warrants and rights being registered
8.1**	Opinion of Vinson & Elkins L.L.P. relating to tax matters
8.2**	Opinion of Watson Farley & Williams LLP relating to tax matters
8.3**	Opinion of Advokatfirmaet Thommessen AS relating to tax matters
12.1**	Ratio of earnings to fixed charges
23.1	Consent of Ernst & Young AS
23.2	Consent of Watson Farley & Williams LLP (contained in Exhibits 5.1 and 8.2)
23.3	Consent of Vinson & Elkins L.L.P. (contained in Exhibits 5.2 and 8.1)
23.4	Consent of Advokatfirmaet Thommessen AS (contained in Exhibit 8.3)
24.1	Power of Attorney (included in signature page to initial filing of this Registration Statement)
25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the Senior Indenture
25.2***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the Subordinated Indenture

*	To be filed by amendment or as an exhibit to a Report on Form 6-K of the registrant that is incorporated by reference into this registration statement.

**	Previously filed as an exhibit to our Registration Statement on Form F-3 (File No. 333-213781), filed with the SEC on September 26, 2016.

***	To be filed in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

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